UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2014 (August 6, 2014)

INCONTACT, INC.

(Exact name of registrant as specified in its charter)

1-33762

(Commission File No.)

Delaware	87-0528557
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

7730 S. Union Park Ave., Suite 500, Midvale, Utah 84047

(Address of principal executive offices)

(801) 320-3200

(Registrant’s telephone number)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

EXPLANATORY NOTE

We are filing this Amendment No. 1 on Form 8-K/A to amend the Report on Form 8-K filed by inContact, Inc. on August 6, 2014, for the purpose of correcting an error made in the Reconciliation of Non-GAAP Condensed Consolidated Statement of Operations to GAAP Condensed Consolidated Statement of Operations presented in Exhibit 99.1. Changes were made to the Non-GAAP Adjusted EBITDA amounts for the quarter ended June 30, 2014. The Non-GAAP Adjusted EBITDA for Uptivity, Combined, and Adjustments were reported as $1,450,000, $3,477,000, and $(3,047,000) and have been amended to $392,000, $2,419,000, and $(1,989,000), respectively. The error occurred as a result of incorrectly adding back GAAP adjustments for depreciation and amortization related to the acquisition of Uptivity, reflected in the Adjustments column, in the calculation of Uptivity’s Non-GAAP Adjusted EBITDA. No other changes have been made to the Form 8-K filed by inContact, Inc. on August 6, 2014.

Item 2.02	Results of Operations and Financial Condition

On August 6, 2014, inContact, Inc. issued a press release entitled “inContact Reports Record Second Quarter 2014 Financial Results,” reporting unaudited condensed consolidated balance sheet information as of June 30, 2014, and unaudited condensed consolidated results of operations for the three months and six months ended June 30, 2014. A copy of the press release is attached as an exhibit.

Item 9.01	Financial Statements and Exhibits

Exhibits

Attached to this report as Exhibit 99.1 is the release entitled “inContact Reports Record Second Quarter 2014 Financial Results,” dated August 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INCONTACT, INC.

Date: August 28, 2014	By:	/s/ Gregory S. Ayers
Gregory S. Ayers, Chief Financial Officer